Sino Agro Food, Inc. Declares Dividend

GUANGZHOU, China, August 22, 2012 — Sino Agro Food, Inc. (OTCBB: SIAF.OB), an emerging integrated, diversified agriculture technology and organic food company with principal operations located throughout the Peoples Republic China (“PRC”), announced today that, after proper notice made to the Financial Industry Regulatory Authority (“FINRA”), the Company declared an additional dividend on its common stock pursuant to the Company’s Annual Dividend Policy consistent and in accordance with certain statements made by the Company over the past several months.

The Company’s Board of Directors has fixed September 28, 2012 as the record date (the “Record Date”) in determining which stockholders are entitled to receive the dividend. The Company’s common stockholders of record as of the close of business on the “Record Date shall be entitled to receive a dividend consisting of one (1) share of restricted Series F Non-Convertible Preferred Stock (“Series F”) for every 100 shares of common stock owned by the stockholder as of the Record Date, with lesser or greater amounts being rounded up to the nearest 100 shares of common stock for purposes of the computing the dividend.

The Series F stock carries with it a cash coupon, which shall be redeemed on May 30, 2014 (“Coupon Redemption Date”) and thereafter until Redemption (as defined below) occurs. Upon the Coupon Redemption Date, holders of the Series F stock shall be entitled to a lump-sum cash payment directly from the Company (or one or more of its authorized agents) equal to $3.40 for every one (1) share of Series F stock held (“Redemption”). Upon proper Redemption, the Series F stock shall terminate and thereafter cease to exist.

In order for stockholders shareholders of record as of the close of business on the Record Date to receive the dividend, a Statement of Ownership form must be filled out and mailed to the Company, postmarked no later than December 31, 2012.

This Statement of Ownership form must contain the name, address, and taxpayer identification number of the stockholder. The taxpayer identification number (TIN), consisting of a valid Social Security number (SSN) for individuals, or employer identification number (EIN) for business entities, trusts, estates, etc., and the stockholder’s telephone number may be used in verifying ownership and is required to be provided. Non-USA residents can submit a copy of their passport’s identification page in lieu of TIN.

For shares held in certificate form you must provide the quantity of shares and the stock certificate number for each certificate held. Certificate numbers are not required for shares held in “street name” through brokerage or bank accounts. A stockholder must sign the Statement of Ownership form in the space provided in order to deposit a valid claim. Please also provide your brokerage statement for September 2012 or a letter from your bank, broker, or other nominee indicating the quantity of shares held as of September 28, 2012, if you did not hold shares in certificate form. If you held shares in certificate form, please provide confirmation from the transfer agent of record.

You may download complete instructions and the Statement of Ownership form at the Company web site by visiting the following link:

http://sinoagrofood.investorroom.com/download/SIAF+Ownership+Form.doc

ABOUT SINO AGRO FOOD, INC.

Sino Agro Food, Inc. (“SIAF”) (http://www.sinoagrofood.com) is an integrated, diversified agricultural technology and organic food company focused on developing, producing and distributing agricultural products in the Peoples Republic of China. The Company intends to focus on meeting the increasing demand of China’s rising middle class for gourmet and high-quality food items. Current lines of business include the manufacture and distribution of beef and lamb products, fish products, bio-organic fertilizer, stock feed and cash crops.

Not a Broker/Dealer or Financial Advisor

Sino Agro Food, Inc. is not a Registered Broker/Dealer or a Financial Advisor, nor does it hold itself out to be a Registered Broker/Dealer or Financial Advisor. All material presented in this press release, on the Company’s website or other media is not to be regarded as investment advice and is only for informative purposes. Readers should verify all claims and conduct their own due diligence before investing in Sino Agro Food, Inc.

Investing in small-cap, micro cap and penny stock securities is speculative and carries a high degree of risk.

No Offer of Securities

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of Sino Agro Food, Inc.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of SIAF and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on SIAF’s current expectations and beliefs concerning future developments and their potential effects on SIAF. There can be no assurance that future developments affecting SIAF will be those anticipated by SIAF. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts

Sino Agro Food, Inc.

CEO Mr. Solomon Lee

Phone: 86-20-22057860

info@siafchina.com

Investor Relations (US and Europe)

Mr. Chad Sykes

Chad.Sykes@sinoagrofood.com